Exhibit 2.3

NATIONWIDE HEALTH PROPERTIES, INC.

610 Newport Center Drive, Suite 1150

Newport Beach, California 92660

March 14, 2008

VIA ELECTRONIC MAIL AND FEDERAL EXPRESS

Pacific Medical Buildings LLC

12348 High Bluff Drive, Suite 100

San Diego, California 92130

Email: mark@pmbllc.com

Attention: Mark D. Toothacre

First American Title Insurance Company

2100 5th Avenue

San Diego, California 92101

Email: lgraham@firstam.com

Attention: Lynn Graham

Re:	Due Diligence Waiver Letter and Second Amendment to that certain Formation and Contribution Agreement and Joint Escrow Instructions, dated February 25, 2008, and amended by that certain First Amendment to Formation and Contribution Agreement and Joint Escrow Instructions, dated March 10, 2008 (as amended, the “Contribution Agreement”), by and among Nationwide Health Properties, Inc., a Maryland corporation (“NHP”), Pacific Medical Buildings LLC, a California limited liability company (“PMB LLC”), and each of the other entities named therein as the “Transferors”

Dear Mark and Lynn:

The purpose of this letter is to notify PMB LLC, each of the Transferors under the Contribution Agreement and First American Title Insurance Company that, except as provided in the following paragraphs, NHP hereby waives its termination right under Section 4.1.4(a) of the Contribution Agreement. Nothing contained herein is intended to waive any other rights that NHP may have under the Contribution Agreement and NHP expressly reserves any and all rights that it may have under any other section or subsection thereof. All capitalized terms used but not otherwise defined herein shall have the meanings set forth for the same in the Contribution Agreement.

March 14, 2008

Notwithstanding anything to the contrary contained herein, NHP hereby notifies PMB LLC and the Transferors that it objects to the calculation of the Net Operating Income for the Property leased by Torrance LLC as set forth on Exhibits “B-2” and “B-3” attached to the Contribution Agreement (the “Torrance Tax Assessment NOI Objection”) solely on the basis that such calculation does not factor in the most recent real property tax assessment for such Property. NHP understands that PMB LLC and Torrance LLC will work with NHP to address this issue over the next few days. However, NHP hereby requests that, by countersigning this letter below, PMB LLC and each of the Transferors agree to (and the parties hereby) amend the Contribution Agreement to provide that NHP has the right to terminate the Contribution Agreement solely with respect to the Property leased by Torrance LLC by delivering written notice of such termination to Torrance LLC and Escrow Agent on or before March 19, 2008, in the event that NHP determines in its sole and absolute discretion that the Torrance Tax Assessment NOI Objection has not been satisfactorily resolved. In the event that NHP fails to deliver such notice in accordance with the terms of this paragraph on or before March 19, 2008, then NHP shall be deemed to have waived its right to terminate the Contribution Agreement with respect to the Property leased by Torrance LLC pursuant to this paragraph and shall proceed to Closing with respect to such Property in accordance with the terms hereof. In the event that NHP timely and properly delivers a written notice of termination of the Contribution Agreement with respect to such Property pursuant to this paragraph, then (i) the portion of the Contribution Agreement that relates to the Property leased by Torrance LLC shall automatically terminate and be of no further force or effect, (ii) the parties shall equally share the cancellation charges, if any, of Escrow Agent and Title Company with respect to such Property, and (iii) no party shall have any further rights or obligations hereunder or under the Contribution Agreement with respect to such Property, other than pursuant to any provision hereof which expressly survives the termination of the Contribution Agreement with respect to such Property.

Notwithstanding the foregoing or anything to the contrary contained herein, the waiver contained in the first paragraph of this letter shall be null and void (and the Contribution Agreement shall be deemed terminated pursuant to Section 4.1.4(a) of the Contribution Agreement) in the event that PMB LLC and the Transferors have not emailed a PDF of a countersigned copy of this letter to Abdo Khoury by 5:00 p.m. PST on March 14, 2008.

If you have any questions regarding the foregoing, please feel free to contact us.

Very truly yours, NATIONWIDE HEALTH PROPERTIES, INC., a Maryland corporation

By:	/s/ Abdo H. Khoury
Name: Abdo H. Khoury Title: Chief Financial & Portfolio Officer, Senior Vice President

March 14, 2008

CONFIRMED AND AGREED TO AS OF THE DATE FIRST ABOVE WRITTEN: PACIFIC MEDICAL BUILDINGS LLC, a California limited liability company

By:	PMB, INC.,
a California corporation, its Manager

By:	/s/ Mark Toothacre
Mark Toothacre President

PMB SPE SANTA CLARITA LLC, a Delaware limited liability company

By:	PMB Santa Clarita LLC,
a California limited liability company, its Sole Member

By:	Pacific Medical Buildings LLC,
a California limited liability company, its Manager

By:	PMB, Inc.,
a California corporation, its Manager

By:	/s/ Mark Toothacre
Mark Toothacre President

[Additional Signature Pages Follow]

March 14, 2008

PMB CHULA VISTA LLC, a California limited liability company

By:	PMB SPE Chula Vista, Inc.,
a Delaware corporation, its Manager

By:	/s/ Mark Toothacre
Mark Toothacre President

LILIHA PARTNERS L.P., a California limited partnership

By:	PMB SPE Honolulu, Inc.
a California corporation, its General Partner

By:	/s/ Mark Toothacre
Mark Toothacre President

ST. FRANCIS-LYNWOOD MEDICAL PLAZA L.P., a California limited partnership

By:	PMB Lynwood, Inc.,
a California corporation, its General Partner

By:	/s/ Mark Toothacre
Mark Toothacre President

[Additional Signature Pages Follow]

March 14, 2008

EDEN MEDICAL PLAZA LP, a California Limited Partnership

By:	PMB Castro Valley, Inc.,
a California corporation, its General Partner

By:	/s/ Mark Toothacre
Mark Toothacre President

PMB BURBANK #1 LLC, a California limited liability company

By:	Pacific Medical Buildings LLC,
a California limited liability company, its Manager

By:	PMB, Inc.,
a California corporation, its Manager

By:	/s/ Mark Toothacre
Mark Toothacre President

[Additional Signature Pages Follow]

March 14, 2008

SAN GABRIEL VALLEY MEDICAL PLAZA LLC, a California limited liability company

By:	PMB San Gabriel LLC,
a California limited liability company, its Managing Member

By:	Pacific Medical Buildings LLC,
a California limited liability company, its Manager

By:	PMB, Inc.,
a California corporation, its Manager

By:	/s/ Mark Toothacre
Mark Toothacre President

PMB GREEN VALLEY LLC, a Nevada limited liability company

By:	Pacific Medical Buildings LLC,
a California limited liability company, its Manager

By:	PMB, Inc.,
a California corporation, its Manager

By:	/s/ Mark Toothacre
Mark Toothacre President

[Additional Signature Pages Follow]

March 14, 2008

THE PLAZA AT WASHOE, LLC, a Nevada limited liability company

By:	PMB Reno LLC,
a Nevada limited liability company, its Manager

By:	Pacific Medical Buildings LLC,
a California limited liability company, its Manager

By:	PMB, Inc.,
a California corporation, its Manager

By:	/s/ Mark Toothacre
Mark Toothacre President

THE TERRACE AT SOUTH MEADOWS, LLC, a Nevada limited liability company

By:	PMB South Meadows LLC,
a Nevada limited liability company, its Manager

By:	Pacific Medical Buildings LLC,
a California limited liability company, its Manager

By:	PMB, Inc.,
a California corporation, its Manager

By:	/s/ Mark Toothacre
Mark Toothacre President

[Additional Signature Pages Follow]

March 14, 2008

PMB HILLSBORO LLC, an Oregon limited liability company

By:	Pacific Medical Buildings LLC,
a California limited liability company, its Manager

By:	PMB, Inc.,
a California corporation, its Manager

By:	/s/ Mark Toothacre
Mark Toothacre President

PMB TORRANCE 1 LLC, a California limited liability company

By:	Pacific Medical Buildings LLC,
a California limited liability company, its Manager

By:	PMB, Inc.,
a California corporation, its Manager

By:	/s/ Mark Toothacre
Mark Toothacre President

[Additional Signature Pages Follow]

March 14, 2008

PMB BURBANK #2 LLC, a California limited liability company

By:	Pacific Medical Buildings LLC,
a California limited liability company, its Manager

By:	PMB, Inc.,
a California corporation, its Manager

By:	/s/ Mark Toothacre
Mark Toothacre President

PDP ORANGE LLC, a Delaware limited liability company

By:	PMB Founders Orange LLC,
a California limited liability company, its Administrative Member

By:	Pacific Medical Buildings LLC,
a California limited liability company, its Manager

By:	PMB, Inc.,
a California corporation, its Manager

By:	/s/ Mark Toothacre
Mark Toothacre President

[Additional Signature Pages Follow]

March 14, 2008

PDP MISSION VIEJO LLC, a Delaware limited liability company

By:	PMB Founders Mission Viejo LLC,
a California limited liability company, its Administrative Member

By:	Pacific Medical Buildings LLC,
a California limited liability company, its Manager

By:	PMB, Inc.,
a California corporation, its Manager

By:	/s/ Mark Toothacre
Mark Toothacre President

PDP POMERADO LLC, a California limited liability company

By:	PMB Poway LLC,
a California limited liability company, its Manager

By:	Pacific Medical Buildings LLC,
a California limited liability company, its Manager

By:	PMB, Inc.,
a California corporation, its Manager

By:	/s/ Mark Toothacre
Mark Toothacre President

[Additional Signature Pages Follow]

March 14, 2008

PMB PASADENA LLC, a California limited liability company

By:	Pacific Medical Buildings LLC,
a California limited liability company, its Manager

By:	PMB, Inc.,
a California corporation, its Manager

By:	/s/ Mark Toothacre
Mark Toothacre President

PMB GILBERT LLC, a Delaware limited liability company

By:	Pacific Medical Buildings LLC,
a California limited liability company, its Manager

By:	PMB, Inc.,
a California corporation, its Manager

By:	/s/ Mark Toothacre
Mark Toothacre President

cc:	Mr. Evan Stone
David C. Meckler, Esq.
Kevin Sherry, Esq. (via electronic mail only)